EXHIBIT 99.2

Consolidated Financial Statements

As of and for the Three and Nine Months Ended

September 30, 2013

CENTRAL VIRGINIA BANKSHARES, INC.

INDEX

Page No.

Financial Statements

Consolidated Balance Sheets -
September 30, 2013 (Unaudited) and December 31, 2012	3

Consolidated Statements of Operations – Three and Nine Months
Ended September 30, 2013 and 2012 (Unaudited)	4

Consolidated Statements of Comprehensive Income (Loss) – Three and Nine
Months Ended September 30, 2013 and 2012 (Unaudited)	5

Consolidated Statements of Stockholders’ Equity - Nine
Months Ended September 30, 2013 and 2012 (Unaudited)	6

Consolidated Statements of Cash Flows - Nine
Months Ended September 30, 2013 and 2012 (Unaudited)	7

Notes to Consolidated Financial Statements -
September 30, 2013 and 2012 (Unaudited)	8

CENTRAL VIRGINIA BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS

September 30, 2013 and December 31, 2012

(Dollars in thousands except per share amounts)

	September 30, 2013	December 31, 2012
ASSETS	(Unaudited)	(Audited)
Cash and due from banks	$9,642	$ 8,341
Federal funds sold	50,133	13,831
Total cash and cash equivalents	59,775	22,172

Securities available for sale at fair value	119,916	145,678
Securities held to maturity at amortized cost (fair value 2012 - $1,355)	-	1,355
Total securities	119,916	147,033

Loans, net of unearned income	171,247	194,668
Less allowance for loan losses	(6,433)	(7,167)
Net loans	164,814	187,501
Bank premises and equipment, net	7,448	7,772
Accrued interest receivable	1,020	1,435
Bank owned life insurance	11,263	10,996
Other real estate owned, net of valuation allowance of $222 and $745, respectively	895	4,793
Other assets	4,381	5,298
Total assets	$369,512	$387,000

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Non-interest bearing demand deposits	$40,046	$38,671
Interest bearing demand deposits and NOW accounts	100,741	103,920
Savings deposits	47,092	44,269
Time deposits, $100,000 and over	38,709	41,471
Other time deposits	87,123	95,604
Total deposits	313,711	323,935

FHLB borrowings	40,000	40,000
Capital trust preferred securities	5,155	5,155
Accrued interest payable	911	796
Other liabilities	3,773	2,905
Total liabilities	$363,550	$372,791
STOCKHOLDERS’ EQUITY
Preferred stock, $1.25 par value, $1,000 liquidation value, 1,000,000 shares authorized
and 11,385 shares issued and outstanding	$11,385	$11,385
Common stock, $1.25 par value; 30,000,000 shares authorized; 2013: issued and outstanding 2,646,559 shares and 2012: issued and outstanding 2,665,999 (includes 30,643 of nonvested shares)	3,308	3,294
Common stock warrant	412	412
Discount on preferred stock	(71)	(126)
Surplus	16,901	16,938
Retained deficit	(16,711)	(14,217)
Accumulated other comprehensive loss	(9,262)	(3,477)
Total stockholders’ equity	5,962	14,209
Total liabilities and stockholders’ equity	$369,512	$387,000

See Notes to Consolidated Financial Statements.

CENTRAL VIRGINIA BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Interest income:
Interest and fees on loans	$2,227	$2,665	$7,015	$8,664
Interest on securities and federal funds sold:
U.S. Government Treasury notes, agencies and corporations	397	381	1,296	1,291
States and political subdivisions	62	119	192	504
Corporate and other	108	105	327	500
Interest on federal funds sold	25	5	49	22
Total interest income	2,819	3,275	8,879	10,981

Interest expense:
Interest on deposits	523	667	1,639	2,191
Interest on borrowings:
FHLB borrowings	368	368	1,094	1,097
Capital trust preferred securities	45	46	132	137
Total interest expense	936	1,081	2,865	3,425
Net interest income	1,883	2,194	6,014	7,556
Provision for loan losses	400	524	700	2,074
Net interest income after provision for loan losses	1,483	1,670	5,314	5,482
Non-interest income
Deposit fees and charges	304	344	881	1,031
Other service charges, commission and fees	212	218	675	657
Increase in cash surrender value of life insurance	93	94	267	283
Realized gains on sales/calls of securities and loans held for sale	1	768	31	2,184
Other operating income	63	191	264	311
Total non-interest income	673	1,615	2,118	4,466
Non-interest expense:
Salaries and benefits	1,450	1,279	3,910	3,849
Occupancy expenses	296	280	886	809
Furniture and equipment expenses	98	114	304	352
FDIC insurance expense	213	215	648	590
Loss on securities write-down (1)	-	-	-	6
Loss on other real estate owned and costs of operation	10	220	62	726
Other operating expenses	1,799	992	4,061	2,922
Total non-interest expenses	3,866	3,100	9,871	9,254
Income (loss) before income taxes	(1,710)	185	(2,439)	694
Income tax expense	-	-	-	-
Net income (loss)	$(1,710)	$185	$(2,439)	$694
Effective dividends accrued on preferred stock	161	161	481	481
Net income (loss) available to common stockholders	$(1,871)	$24	$(2,920)	$213
Income (loss) per common share, basic	$(0.70)	$0.01	$(1.10)	$0.08
Income (loss) per common share, diluted	$(0.70)	$0.01	$(1.10)	$0.08

(1) Total of other-than-temporary impairment losses on securities in the nine months ended September 30, 2012 is $716 thousand of which $710 thousand have been recognized in other comprehensive loss, and impairment losses of $6 thousand have been recognized in earnings in the nine months ended September 30, 2012.

See Notes to Consolidated Financial Statements.

CENTRAL VIRGINIA BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss)	$(1,710)	$185	$(2,439)	$694
Other comprehensive income (loss):
Unrealized holding (losses) gains arising during the period	$(1,134)	$1,017	$(5,754)	$3,585
Less: reclassification adjustment for gains included in net income (1)	(1)	(745)	(31)	(2,161)
Less: reclassification adjustment for loss on write-down of securities (2)	-	-	-	6
Other comprehensive income (loss)	$(1,135)	$272	$(5,785)	$1,430

Comprehensive income (loss)	$(2,845)	$457	$(8,224)	$2,124

(1)	These items are included in “Realized gains on available for sale securities” on the income statement.
(2)	These items are included in “Loss on securities write-down” on the income statement.

See Notes to Consolidated Financial Statements.

CENTRAL VIRGINIA BANKSHARES, INC.
Consolidated Statements of Stockholders’ Equity For the Nine Months Ended September 30, 2013 and 2012 (dollars in thousands, except share amounts) (Unaudited)

	Preferred Stock	Common Stock	Surplus	Retained Earnings (Deficit)	Common Stock Warrant	Discount on Preferred Stock	Accumulated Other Comprehensive (Loss)	Total
Balance, December 31, 2011	$ 11,385	$ 3,282	$16,924	$ (14,358)	$412	$(199)	$(4,882)	$12,564
Net income	-	-	-	694	-	-		694
Other comprehensive income	-	-	-	-	-	-	1,430	1,430
Accretion of preferred stock discount	-	-	-	(55)	-	55	-	-
Issuance of 9,379 shares of common stock pursuant to the vesting of restricted stock	-	12	(12)	-	-	-	-	-
Stock based compensation	-	-	21	-	-	-	-	21
Balance, September 30, 2012	$ 11,385	$3,294	$16,933	$(13,719)	$412	$ (144)	$(3,452)	$14,709

Balance, December 31, 2012	$ 11,385	$3,294	$16,938	$ (14,217)	$412	$ (126)	$ (3,477)	$14,209
Net income (loss)	-	-	-	(2,439)	-	-	-	(2,439)
Other comprehensive income (loss)	-	-	-	-	-	-	(5,785)	(5,785)
Accretion of preferred stock discount	-	-	-	(55)	-	55	-	-
Issuance of 11,203 shares of common stock pursuant to the vesting of restricted stock	-	14	(14)	-	-	-	-	-
Stock based compensation, net of forfeitures	-	-	(23)	-	-	-	-	(23)
Balance, September 30, 2013	$11,385	$3,308	$16,901	$ (16,711)	$412	$ (71)	$ (9,262)	$5,962

See Notes to Consolidated Financial Statements.

CENTRAL VIRGINIA BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2013 and 2012

(amounts in thousands except share amounts)

(Unaudited)

	2013	2012
Cash Flows from Operating Activities
Net income (loss)	$(2,439)	$694
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	356	437
Provision for loan losses	700	2,074
Stock based compensation, net	(23)	21
Amortization and accretion on securities, net	1,197	1,153
Proceeds from sale of loans held for resale	-	330
Realized gains on available for sale securities	(31)	(2,161)
Realized (gain) loss on sale of other real estate owned	(15)	17
Realized gain on sale of building	-	(147)
Realized gain on sale of loans held for resale	-	(23)
Loss on write-down in value of other real estate owned	108	540
Loss on write-down of other than temporary impairment of securities	-	6
Increase in cash surrender value of life insurance	(267)	(283)
Change in operating assets and liabilities:
Decrease in assets:
Accrued interest receivable	415	61
Other assets	941	481
Increase in liabilities:
Accrued interest payable and other liabilities	983	47
Net cash provided by operating activities	1,925	3,247

Cash Flows from Investing Activities
Proceeds from calls and maturities of securities held to maturity	1,355	-
Proceeds from calls and maturities of securities available for sale	19,202	35,323
Proceeds from sales of securities available for sale	40,067	121,151
Purchase of securities available for sale	(40,493)	(179,515)
Proceeds from the sale of OREO	4,086	3,573
Net decrease in loans made to customers	21,706	18,895
Net purchases of premises and equipment	(21)	125
Net cash provided by (used in) investing activities	45,902	(448)

Cash Flows from Financing Activities
Net increase in demand deposits, MMDA, NOW, and savings accounts	1,019	8,833
Net decrease in time deposits	(11,243)	(19,111)
Net decrease in securities sold under repurchase agreements	-	(1,393)
Net cash used in financing activities	(10,224)	(11,671)

Increase (decrease) in cash and cash equivalents	$37,603	$(8,872)
Cash and cash equivalents:
Beginning	22,172	46,345
Ending	$59,775	$37,473
Supplemental Disclosures of Cash Flow Information
Cash payments for: Interest	$2,750	$3,341
Income taxes	-	-
Non-cash investing and financing activities:
Unrealized (loss) gain on securities available for sale, net	$(5,785)	$1,430
Loans transferred to other real estate owned	$281	$2,834

See Notes to Consolidated Financial Statements.

CENTRAL VIRGINIA BANKSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

(Unaudited)

Note 1. Basis of Presentation

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Central Virginia Bankshares, Inc., and its subsidiaries, Central Virginia Bank, including its subsidiary, CVB Title Services, Inc. and Central Virginia Bankshares Statutory Trust I. All significant intercompany transactions and balances have been eliminated in consolidation. ASC Topic 810 Consolidations requires that the Company no longer eliminate through consolidation the equity investment in Central Virginia Bankshares Statutory Trust I by the parent company, Central Virginia Bankshares, Inc., which equaled $155 thousand at September 30, 2013. The subordinated debt of the Trust is reflected as a liability on the Company’s balance sheet. When we refer to “the Company,” “we,” “our” or “us” we mean Central Virginia Bankshares, Inc. (consolidated). When we refer to “Central Virginia Bank” or “the Bank”, we mean Central Virginia Bank (subsidiary).

The consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles.

In our opinion, the accompanying consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of September 30, 2013, the results of operations and comprehensive income (loss) for the three and nine month periods ended September 30, 2013 and 2012, and cash flows and statements of changes in stockholders’ equity for the nine months ended September 30, 2013 and 2012. The statements should be read in conjunction with Notes to Consolidated Financial Statements included in the annual report for the year ended December 31, 2012. The results of operations for the three and nine month periods ended September 30, 2013 and 2012 are not necessarily indicative of the results to be expected for the full year.

The consolidated financial statements of Central Virginia Bankshares, Inc. (the Company) and its wholly-owned subsidiary, Central Virginia Bank (the Bank), include the accounts of both companies. All material inter-company balances and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior period amounts to conform to the current year presentations.

Recent Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210) – Disclosures about Offsetting Assets and Liabilities.” This ASU requires entities to disclose both gross information and net information about both instruments and transactions eligible for offset in the balance sheet and instruments and transactions subject to an agreement similar to a master netting arrangement. An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The adoption of the new guidance did not have a material impact on the Company's consolidated financial statements.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment.” The amendments in this ASU apply to all entities that have indefinite-lived intangible assets, other than goodwill, reported in their financial statements. The amendments in this ASU provide an entity with the option to make a qualitative assessment about the likelihood that an indefinite-lived intangible asset is impaired to determine whether it should perform a quantitative impairment test. The amendments also enhance the consistency of impairment testing guidance among long-lived asset categories by permitting an entity to assess qualitative factors to determine whether it is necessary to calculate the asset’s fair value when testing an indefinite-lived intangible asset for impairment. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The adoption of the new guidance did not have a material impact on the Company's consolidated financial statements.

In January 2013, the FASB issued ASU 2013-01, “Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.” The amendments in this ASU clarify the scope for derivatives accounted for in accordance with Topic 815, Derivatives and Hedging, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements and securities borrowing and securities lending transactions that are either offset or subject to netting arrangements. An entity is required to apply the amendments for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. The adoption of the new guidance did not have a material impact on the Company's consolidated financial statements.

In February 2013, the FASB issued ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” The amendments in this ASU require an entity to present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income. In addition, the amendments require a cross-reference to other disclosures currently required for other reclassification items to be reclassified directly to net income in their entirety in the same reporting period. Companies should apply these amendments for fiscal years, and interim periods within those years, beginning on or after December 15, 2012. The Company has included the required disclosures from ASU 2013-02 in the consolidated financial statements.

In July 2013, the FASB issued ASU 2013-10, “Derivatives and Hedging (Topic 815): Inclusion of the Fed Funds Effective Swap Rate (or Overnight Index Swap Rate) as a Benchmark Interest Rate for Hedge Accounting Purposes.” The amendments in this ASU permit the Fed Funds Effective Swap Rate (also referred to as the Overnight Index Swap Rate) to be used as a U.S. benchmark interest rate for hedge accounting purposes under Topic 815, in addition to interest rates on direct Treasury obligations of the U.S. government and the London Interbank Offered Rate. The amendments also remove the restriction on using different benchmark rates for similar hedges. The amendments apply to all entities that elect to apply hedge accounting of the benchmark interest rate under Topic 815. The amendments are effective prospectively for qualifying new or redesignated hedging relationships entered into on or after July 17, 2013. The adoption of the new guidance did not have a material impact on the Company's consolidated financial statements.

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” The amendments in this Update provide guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, similar tax loss, or tax credit carryforward exists. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The adoption of the new guidance did not have a material impact on the Company's consolidated financial statements.

Note 2. Securities

Securities Available for Sale

The amortized cost, gross unrealized gains and losses and approximate fair values of securities available for sale at September 30, 2013 and December 31, 2012 are summarized as follows:

	September 30, 2013 (Unaudited)
(Dollars in 000’s)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
U.S. Treasury securities	$2,011	$-	$ (163)	$1,848
U.S. government agencies & corporations	33,779	-	(3,050)	30,729
Bank eligible preferred and equities	2,152	9	(159)	2,002
Mortgage-backed securities (1)	72,239	62	(3,192)	69,109
Corporate and other debt	9,535	1,463	(3,571)	7,427
States and political subdivisions	9,462	-	(661)	8,801
	$129,178	$1,534	$ (10,796)	$119,916

	December 31, 2012
(Dollars in 000’s)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Market Value
U.S. Treasury securities	$ 7,213	$11	$(55)	$7,169
U.S. government agencies & corporations	59,655	133	(253)	59,535
Bank eligible preferred and equities	2,202	9	(71)	2,140
Mortgage-backed securities (1)	59,518	377	(100)	59,795
Corporate and other debt	10,005	6	(3,463)	6,548
States and political subdivisions	10,562	49	(120)	10,491
	$149,155	$585	$(4,062)	$145,678

(1)	At September 30, 2013 and December 31, 2012, GNMA securities represented 77% and 69% of the total market value of mortgage-backed securities, respectively.

The following tables present the gross unrealized losses and fair values as of September 30, 2013 and December 31, 2012, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position:

(Dollars in 000’s)	September 30, 2013 (Unaudited)
	Less than twelve months		Twelve months or longer		Total
Securities Available for Sale	Approximate Fair Value	Unrealized Losses	Approximate Market Value	Unrealized Losses	Approximate Market Value	Unrealized Losses
U.S. Treasury securities	$1,848	$(163)	$-	$-	$1,848	$(163)
U.S. government agencies & corporations	30,729	(3,050)	-	-	30,729	(3,050)
Bank eligible preferred and equities	948	(154)	71	(5)	1,019	(159)
Mortgage-backed securities	65,015	(3,164)	1,370	(28)	66,385	(3,192)
Corporate and other debt	75	(1,593)	7,231	(1,978)	7,306	(3,571)
States and political subdivisions	5,602	(460)	3,199	(201)	8,801	(661)
	$104,217	$ (8,584)	$11,871	$ (2,212)	$116,088	$(10,796)

	December 31, 2012
	Less than twelve months		Twelve months or longer		Total
Securities Available for Sale	Approximate Fair Value	Unrealized Losses	Approximate Market Value	Unrealized Losses	Approximate Market Value	Unrealized Losses
U.S. Treasury securities	$7,070	$(55)	$-	$-	$7,070	$(55)
U.S. government agencies & corporations	30,023	(253)	-	-	30,023	(253)
Bank eligible preferred and equities	-	-	2,006	(71)	2,006	(71)
Mortgage-backed securities	17,789	(100)	-	-	17,789	(100)
Corporate and other debt	830	(170)	5,286	(3,293)	6,116	(3,463)
States and political subdivisions	7,305	(117)	272	(3)	7,577	(120)
	$63,017	$(695)	$7,564	$(3,367)	$70,581	$(4,062)

Changes in market interest rates and changes in credit spreads may result in temporary impairment or unrealized losses, as the fair value of securities will fluctuate in response to these market factors. Of the securities in a net unrealized loss position longer than 12 months as of September 30, 2013, $2.0 million of the total $2.2 million unrealized loss is in the corporate and other debt category where the Company has a number of corporate debt securities issued by companies within the financial sector, and other pooled trust preferred securities where the underlying instruments are commercial bank or insurance company trust preferred issues. Due to the multitude of economic issues, and the resulting general market unrest, most all of the financial sector debt instruments have experienced historical lows in their market value. While this is not considered a permanent condition, the Company cannot predict with any degree of accuracy when prices will return to historical levels.

The primary relevant factors considered by us in our evaluation to determine if the impairment is other than temporary are the relationship of current market interest rates as compared to the fixed coupon rate of the securities, credit risk (all the issuers of the securities had investment grade credit ratings or better at the time the securities were purchased), the continued ability to maintain payment of the dividend or coupon, continuation as a going concern, adverse market factors, and any other significant adverse factors. The compilation of these factors leads to a determination that if the overall evidence suggests that the Company can recover substantially all of our entire investment in the securities within a reasonable period of time, the impairment is considered temporary. The Company did not record an Other Than Temporary Impairment (OTTI) during the first nine months of 2013; however, $6 thousand in OTTI was recorded in the nine months ended September 30, 2012. There was no OTTI recorded in the three months ended September 30, 2013 and 2012.

As of September 30, 2013, the Company had two pooled trust preferred securities that were deemed to be OTTI based on a present value analysis of expected future cash flows. These securities had a fair value of $1.1 million and an unrealized loss of $1.0 million, of which $178 thousand was recognized in other comprehensive loss and $795 thousand was recognized in earnings. The following table provides further information on these securities as of September 30, 2013 (in thousands):

Security	Class	Current Moody’s Ratings (Lowest Assigned Rating)	Amortized Cost	Book Value/ Fair Value	Unrealized Loss	Cumulative Other Comprehensive (Gain) Loss (1)	Amount of OTTI Related to Credit Loss (1)
PreTSL XII	B-3	Caa3	$1,871	$917	$954	$173	$781
Preferred CPO Ltd	B/C	Ba3	195	176	19	5	14
			$2,066	$1,093	$973	$178	$795
(1)	Pre-tax-OTTI recorded in prior periods.

As of September 30, 2013, the Company had three pooled trust preferred securities that were deemed to be temporarily impaired based on a present value analysis of expected future cash flows. The securities had a fair value of $2.0 million. The following table provides further information on these securities as of September 30, 2013 (in thousands):

Security	Class	Current Moody’s Ratings (Lowest Assigned Rating)	Amortized Cost	Book Value/ Fair Value	Unrealized Loss	Cumulative Other Comprehensive Loss (1)	Amount of OTTI Related to Credit Loss (1)
PreTSL XXIII	C-2	Ca	$490	$238	$252	$252	$ -
i-PreTSL III	B-3	Ba3	1,500	1,077	423	423	-
i-PreTSL IV	B-2	Ba2	1,000	690	310	310	-
			$2,990	$2,005	$985	$985	$ -
(1)	Pre-tax.

The Company’s investment in Federal Home Loan Bank (FHLB) stock totaled $2.3 million at September 30, 2013 and $2.4 million at December 31, 2012. FHLB stock is generally viewed as a long-term investment and as a restricted investment security, which is carried at cost, because there is no market for the stock, other than the FHLBs or member institutions. Therefore, when evaluating FHLB stock for impairment, its value is based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. The Company does not consider this investment to be other-than-temporarily impaired at September 30, 2013 and no impairment has been recognized. FHLB stock is included with other assets on the consolidated balance sheets and is not a part of the available for sale securities portfolio.

The following table presents a roll-forward of the cumulative credit loss component amount of OTTI recognized in earnings:

(Dollars in 000’s)	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Balance, beginning of period	$19,701	$21,331	$19,701	$25,913
Additions:
Initial credit impairments	-	-	-	-
Subsequent credit impairments	-	-	-	6
Reduction: sales of securities	-	-		(4,588)
Balance, end of period	$19,701	$21,331	$19,701	$21,331

Available for Sale Securities with an amortized cost of $13.3 million and $36.9 million and a market value of $12.7 million and $36.9 million at September 30, 2013 and December 31, 2012, respectively, were pledged as collateral for repurchase agreement borrowings with correspondent banks and public deposits and for other purposes as required or permitted by law.

Securities Held to Maturity

The amortized cost, gross unrealized gains and losses and estimated fair value of securities being held to maturity at December 31, 2012 are summarized as follows:

	December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Market Value
States and political subdivisions	$1,355	$-	$-	$1,355

The Company had no securities held to maturity at September 30, 2013 as all such securities were called or matured during the first quarter of 2013.

Note 3. Loans and allowance for loan losses

Major classifications of our loans as of September 30, 2013 and December 31, 2012 are summarized as follows:

(Dollars in 000’s)	September 30, 2013 (Unaudited)	December 31, 2012
Commercial	$14,326	$18,538
Real Estate:
Residential	50,458	59,814
Commercial	52,983	56,185
Home equity	21,639	23,799
Construction	28,739	32,792
Total real estate	153,819	172,590

Bank cards	886	961
Installment	2,513	2,807
	171,544	194,896
Less unearned income	(297)	(228)
Loans, net of unearned income	$171,247	$194,668
Allowance for loan losses	(6,433)	(7,167)
Loans, net	$164,814	$187,501

Credit Quality. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Company’s internal credit risk grading system is based on experiences with similarly graded loans. For consumer and residential loans, the Company believes that performance and delinquency status is a better indicator of credit quality, therefore, the Company does not generally risk grade real estate mortgage, real estate home equity or installment loans. In general, commercial loans are risk graded; however, there may be certain instances whereby these loans are not risk graded, such as when loans are approved by branch lenders under their loan authority. In general, construction loans are risk graded; however, in instances where construction loans are for residential purposes, these loans are considered to be consumer loans and are not risk graded.

The Company’s internally assigned grades are as follows:

Pass – No change in credit rating of borrower and loan-to-value ratio of asset;

Weak Pass – Weakening of borrower’s debt capacity, earnings and cash flows;

Special Mention – Deterioration in the credit rating of borrower;

Sub-Standard – Deteriorating financial position of borrower, possibility of loss exists if corrective action is not taken;

Doubtful – Bankruptcy exists or is highly probable; and

Loss – Borrowers deemed incapable of repayment of debt.

The following table represents credit exposures by internally assigned grades as of September 30, 2013.

	September 30, 2013 (unaudited)
(Dollars in 000’s)	Commercial	Real Estate -Residential	Real Estate -Commercial	Real Estate – Home Equity	Real Estate -Construction	Bank Cards	Installment	Total
Pass	$ 5,241	$ 5,176	$15,945	$1,069	$ 3,287	$-	$ 18	$ 30,736
Weak Pass	5,894	12,217	27,534	2,652	7,696	-	41	56,034
Special Mention	248	1,555	2,116	-	1,343	-	-	5,262
Sub-Standard	2,826	5,879	7,388	397	15,687	-	43	32,220
Doubtful	-	-	-	-	-	-	-	-
Total	$14,209	$24,827	$52,983	$4,118	$28,013	$-	$102	$124,252

The following table shows a breakdown of loans that are not risk rated in the table above:

(Dollars in 000’s)	September 30, 2013 (unaudited)
	Performing	Non-Performing	Total
Commercial	$117	$-	$117
Real Estate – Residential	24,215	1,416	25,631
Real Estate – Commercial	-	-	-
Real Estate – Home Equity	17,001	520	17,521
Real Estate - Construction	726	-	726
Bank Cards	882	4	886
Installment	2,384	27	2,411
Total	$45,325	$1,967	$47,292

The following table represents credit exposures by internally assigned grades for the year ended December 31, 2012.

	December 31, 2012
(Dollars in 000’s)	Commercial	Real Estate -Residential	Real Estate -Commercial	Real Estate – Home Equity	Real Estate -Construction	Bank Cards	Installment	Total
Pass	$7,879	$5,587	$15,766	$1,064	$1,773	$-	$10	$32,079
Weak Pass	6,082	14,110	27,774	1,735	7,919	-	44	57,664
Special Mention	2,789	3,914	3,397	1,350	2,049	-	-	13,499
Sub-Standard	1,444	5,613	9,101	349	20,009	-	51	36,567
Doubtful	-	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-	-
Total	$18,194	$29,224	$56,038	$4,498	$31,750	$-	$105	$139,809

The following table shows a breakdown of loans that are not risk rated in the table above:

(Dollars in 000’s)	December 31, 2012
	Performing	Non-Performing	Total
Commercial	$344	$-	$344
Real Estate – Residential	28,323	2,267	30,590
Real Estate – Commercial	147	-	147
Real Estate – Home Equity	18,926	375	19,301
Real Estate - Construction	971	71	1,042
Bank Cards	912	49	961
Installment	2,623	79	2,702
Total	$52,246	$2,841	$55,087

The following table details activity in the allowance for loan losses by portfolio segment for the nine months ended September 30, 2013 and the Company’s recorded investment in loans as of September 30, 2013 related to each balance in the allowance for loan losses. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

	September 30, 2013 (unaudited)
(Dollars in 000’s)	Commercial	Real Estate -Residential	Real Estate -Commercial	Real Estate – Home Equity	Real Estate - Construction	Bank Cards	Installment	Total
Beginning balance	$1,100	$1,259	$1,327	$291	$2,978	$21	$191	$7,167
Recoveries credited to allowance	18	14	2	-	39	7	45	125
Loans charged-off	(387)	(871)	(2)	(15)	(185)	(29)	(70)	(1,559)
Provision for loan losses	431	1,032	(302)	(56)	(317)	16	(104)	700
Ending balance - allowance for loan loss	$1,162	$1,434	$1,025	$220	$2,515	$15	$62	$6,433

Period-end amount allocated to:
Loans individually evaluated for impairment	$480	$281	$606	$-	$783	$-	$6	$2,156
Loans collectively evaluated for impairment	682	1,153	419	220	1,732	15	56	4,277
Ending balance – allowance for loan loss	$1,162	$1,434	$1,025	$220	$2,515	$15	$62	$6,433

Ending balance – loans	$14,326	$50,458	$52,983	$21,639	$28,739	$886	$2,513	$171,544

Loans individually evaluated for impairment	$2,471	$4,508	$8,832	$32	$13,453	$-	$7	$29,303
Loans collectively evaluated for impairment	11,855	45,950	44,151	21,607	15,286	886	2,506	142,241
Ending balance – loans	$14,326	$50,458	$52,983	$21,639	$28,739	$886	$2,513	$171,544

The following table details activity in the allowance for loan losses by portfolio segment for the year ended December 31, 2012 and the Company’s recorded investment in loans as of December 31, 2012 related to each balance in the allowance for loan losses.

	December 31, 2012
(Dollars in 000’s)	Commercial	Real Estate –Residential	Real Estate -Commercial	Real Estate – Home Equity	Real Estate -Construction	Bank Cards	Installment	Total
Beginning balance	$1,700	$956	$650	$82	$5,416	$18	$500	$9,322
Recoveries credited to allowance	28	68	2	-	-	1	60	159
Loans charged-off	(117)	(992)	(271)	(398)	(2,888)	(55)	(292)	(5,013)
Provision for loan losses	(511)	1,227	946	607	450	57	(77)	2,699
Ending balance - allowance for loan loss	$1,100	$1,259	$1,327	$291	$2,978	$21	$191	$7,167

Period-end amount allocated to:
Loans individually evaluated for impairment	$647	$486	$740	$-	$670	$-	$-	$2,543
Loans collectively evaluated for impairment	453	773	587	291	2,308	21	191	4,624
Ending balance – allowance for loan loss	$1,100	$1,259	$1,327	$291	$2,978	$21	$191	$7,167

Ending balance – loans	$18,538	$59,814	$56,185	$23,799	$32,792	$961	$2,807	$194,896

Loans individually evaluated for impairment	$2,906	$4,784	$7,541	$-	$15,610	$-	$-	$30,841
Loans collectively evaluated for impairment	15,632	55,030	48,644	23,799	17,182	961	2,807	164,055
Ending balance – loans	$18,538	$59,814	$56,185	$23,799	$32,792	$961	$2,807	$194,896

Impaired Loans. Impaired loans include loans that are on non-accrual but may also include loans that are performing and paying per the terms of the loan agreement. Loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreement, including scheduled principal and interest payments. Impairment is evaluated in total for smaller-balance loans of a similar nature and on an individual basis for other loans. If a loan is impaired, a specific valuation allowance is allocated, if necessary, so that the loan is reported net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on non-accruing impaired loans are typically applied to principal unless collectability of the principal amount is reasonably assured, in which case interest is recognized on a cash basis. Interest payments on accruing impaired loans are recognized as interest income. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

Impaired loans as of September 30, 2012 are set forth in the following table.

	September 30, 2013 (unaudited)
(Dollars in 000’s)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Commercial	$11	$28	$-	$97	$-
Real estate:			-
Residential	3,279	3,852	-	2,661	76
Commercial	4,432	4,491	-	4,387	114
Home Equity	32	32	-	16	1
Construction	12,132	14,101	-	13,157	5

With an allowance recorded:
Commercial	$2,460	$2,460	$480	$2,592	$114
Real estate:
Residential	1,229	1,252	282	1,985	35
Commercial	4,400	4,400	606	3,800	116
Construction	1,321	1,354	783	1,375	-
Installment	7	7	5	3	23

Total:
Commercial	$2,471	$2,488	$480	$2,689	$114
Real Estate:
Residential	4,508	5,104	282	4,646	111
Commercial	8,832	8,891	606	8,187	230
Home Equity	32	32	-	16	1
Construction	13,453	15,455	783	14,532	28
Installment	7	7	5	3	-
Total:	$29,303	$31,977	$2,156	$30,073	$484

Impaired loans as of December 31, 2012 are set forth in the following table.

	December 31, 2012
(Dollars in 000’s)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Commercial	$182	$198	$-	$1,686	$8
Real estate:
Residential	2,043	2,109	-	2,520	94
Commercial	4,342	4,443	-	4,557	238
Construction	14,182	16,168	-	14,486	215

With an allowance recorded:
Commercial	$2,724	$2,724	$647	$2,042	$150
Real estate:
Residential	2,741	2,772	486	2,238	46
Commercial	3,199	3,199	740	1,990	123
Construction	1,428	1,498	670	2,489	63
Installment	-	-	-	116	-

Total:
Commercial	$2,906	$2,922	$647	$3,728	$158
Real Estate:
Residential	4,784	4,881	486	4,758	140
Commercial	7,541	7,642	740	6,547	361
Construction	15,610	17,666	670	16,975	278
Installment	-	-	-	116	-
Total:	$30,841	$33,111	$2,543	$32,124	$937

Generally, no additional funds are committed to be advanced in connection with our impaired loans. Impaired loans include loans that are on non-accrual but may also include loans that are performing and paying per the terms of the loan agreement. The Company has identified these loans as impaired because either (1) they are related to construction and development loans where the underlying project is delayed, or (2) the fair value of the collateral supporting the loan may be less than the loan amount even though the loan is current. At the time that the loan becomes ninety days past due, the Company will put the loan on non-accrual.

Troubled Debt Restructurings (TDRs): In situations where, for economic or legal reasons related to a borrower’s financial condition, management may grant a concession to the borrower that it would not otherwise consider, the related loan is classified as a troubled debt restructuring (TDR). When loans are modified under the terms of a TDR, the Company typically offers the borrower an extension of the loan, maturity date and/or a reduction in the original contractual interest rate.

The number and outstanding recorded investment of loans entered into under the terms of a TDR during the nine months ended September 30, 2013 (unaudited) and the year ended December 31, 2012, by type of concession granted, are set forth in the following table:

(Dollars in 000’s)	September 30, 2013
	Number of Contracts	Rate Modification	Term Extension	Rate Modification & Term Extension
Installment	1	$-	$7	$-
Real Estate – Home Equity	1	-	32	-
Real Estate – Commercial	3	-	79	1,472
Real Estate - Construction	1	-	-	189
Total	6	$-	$118	$1,661

(Dollars in 000’s)	December 31, 2012
	Number of Contracts	Rate Modification	Term Extension	Rate Modification & Term Extension
Commercial	1	$-	$-	$32
Real Estate – Residential	5	-	184	1,156
Real Estate – Commercial	3	-	-	1,754
Real Estate - Construction	7	4,287	538	2,527
Total	16	$4,287	$722	$5,469

Troubled debt restructured loans are considered to be in default if the borrower fails to make timely payments under the terms of the restructure and repayment possibilities have been exhausted. There were no troubled debt restructurings that defaulted within one year during the year ended December 31, 2012 whereby all repayment possibilities had been exhausted. The table below shows troubled debt restructurings that defaulted within one year of modification during the nine months ended September 30, 2013 (unaudited):

(Dollars in 000’s)	September 30, 2013
	Number of Contracts	Recorded Investment
Real Estate – Residential	1	$16
Real Estate - Construction	1	342
Total	2	$358

As of September 30, 2013 loans classified as troubled debt restructurings and included in impaired loans totaled $18.1 million. At September 30, 2013, $9.7 million of the loans classified as troubled debt restructurings are in compliance with the modified terms, and $1.8 million have paid per the terms of the restructuring; however, they remain on non-accrual.

As of December 31, 2012, loans classified as troubled debt restructurings and included as impaired loans totaled $19.0 million. At December 31, 2011, $8.8 million of the loans classified as troubled debt restructurings are in compliance with the modified terms, and $2.4 million have paid per the terms of the restructuring; however, they remain on non-accrual.

Non-Accrual and Past Due Loans. Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Loans are placed on non-accrual status when, in managements’ opinion, the borrower may be unable to meet payment obligations as they become due, as well as when required by regulatory provisions. Loans may be placed on non-accrual status regardless of whether or not such loans are considered past due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received in excess of principal due. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The following is a table which includes an aging analysis of the recorded investment of past due loans as of September 30, 2013 (unaudited).

(Dollars in 000’s)	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing	Non- Accruals
Commercial	$51	$130	$-	$181	$14,145	$14,326	$-	$1,381
Real estate:
Residential	1,309	1,163	1,970	4,442	46,016	50,458	-	3,818
Commercial	1,080	206	165	1,451	51,532	52,983	-	3,369
Home equity	175	373	14	562	21,077	21,639	-	168
Construction	1,610	287	11,323	13,220	15,519	28,739	-	12,155
Bank cards	1	3	-	4	882	886	-	-
Installment	36	12	12	60	2,453	2,513	-	43
Total	$4,262	$2,174	$13,484	$19,920	$151,624	$171,544	$-	$20,934

The following is a table which includes an aging analysis of the recorded investment of past due loans as of December 31, 2012.

(Dollars in 000’s)	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing	Non- Accruals
Commercial	$132	$-	$17	$149	$18,389	$18,538	$-	$2,156
Real estate:
Residential	2,376	1,847	750	4,973	54,841	59,814	-	3,933
Commercial	768	570	981	2,319	53,866	56,185	-	3,295
Home equity	287	336	-	623	23,176	23,799	-	143
Construction	2,509	704	11,526	14,739	18,053	32,792	-	13,048
Bank cards	6	17	26	49	912	961	26	-
Installment	52	29	26	107	2,700	2,807	5	54
Total	$6,130	$3,503	$13,326	$22,959	$171,937	$194,896	$31	$22,629

Note 4. FHLB and Other Borrowings

The borrowings from the Federal Home Loan Bank of Atlanta, Georgia (“FHLB”), are secured by qualifying residential and commercial first mortgage loans, qualifying home equity loans and certain specific investment securities. The Company, through its principal subsidiary, Central Virginia Bank, has available unused borrowing capacity from the Federal Home Loan Bank totaling $14.3 million. The borrowings at September 30, 2013 and December 31, 2012, consist of the following and had a weighted-average interest rate of 3.60%:

(Dollars in 000’s)	September 30, 2013 (Unaudited)	December 31, 2012
Fixed rate borrowings with interest rates ranging from 2.99% to 4.57% (1)	$40,000	$40,000

(1)	Interest on fixed rate FHLB borrowings are due quarterly with principal due and payable periodically from March 17, 2014 to July 24, 2017.

The contractual maturities of our FHLB advances as of September 30, 2013 are as follows:

(Dollars in 000’s)	September 30, 2013 (Unaudited)
Due in 2014	$25,000
Due in 2015	-
Due in 2016	10,000
Due in 2017	5,000
Due in 2018	-
Thereafter	-
$40,000

Borrowing facilities: The Company has entered into various borrowing arrangements with other financial institutions for federal funds and other borrowings. The total amount of borrowing facilities available as of September 30, 2013 total $124.3 million, of which $84.3 million was available to borrow. The total amount of borrowing facilities at December 31, 2012, was approximately $124.7 million with $84.7 million available to borrow.

Note 5. Stock-Based Compensation

Stock Options: The Company has a Stock Plan that provides for the grant of Incentive Stock Options up to a maximum of 341,196 shares of common stock of which 162,958 shares have not been issued. This Plan was adopted to foster and promote our long-term growth and financial success by assisting in recruiting and retaining directors and key employees by enabling individuals who contribute significantly to participate in our future success and to align their interests with ours. The options were granted at the market value on the date of each grant. The maximum term of the options is ten years. The Company has not issued new options, and no expense has been recognized, since 2007.

The following table presents a summary of our options under the Plan at September 30, 2013 (unaudited):

	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value (1)
Outstanding at December 31, 2012	6,454	$21.44	$-
Granted	-	-	-
Exercised	-	-	-
Canceled or expired	(6,454)	$21.44	-
Options outstanding, September 30, 2013	-	$-	$-
Options exercisable, September 30, 2013	-	$-	$-

(1) The aggregate intrinsic value of a stock option in the table above represents the total pre-tax intrinsic value (the amount by which the current market value of the underlying stock exceeds the exercise price of the option) that would have been received by the option holders had all option holders exercised their options on September 30, 2013. This amount changes based on changes in the market value of our common stock.

Restricted Stock: During the first quarter of 2011, the Company granted 48,439 restricted stock under the Company’s Stock Incentive Plan to the Company’s Officers. The restricted stock vested over a three year period from the date of grant. All grantees of these restricted stock awards were entitled to receive all dividends and distributions (also known as “dividend equivalent rights”) paid with respect to the common shares of the Company underlying such restricted stock at the time such dividends or distributions were paid to holders of common shares.

The Company recognizes compensation expense for outstanding restricted stock over their vesting periods for an amount equal to the fair value of the restricted stock at grant date. Fair value is determined by the price of the common shares underlying the restricted stock on the grant date. As of September 30, 2013, there was no unrecognized compensation cost related to non-vested restricted stock granted under the Stock Plan. The Company recorded $23 thousand of income related to restricted stock during the nine months ended September 30, 2013 due to forfeitures.

A summary of the changes in non-vested restricted stock during the nine months ended September 30, 2013 (unaudited), is presented below:

	Number Of Restricted Stock	Weighted Average Grant- Date Fair Value
Non-vested at January 1, 2013	30,643	$ 1.73
Granted	-	-
Vested	(11,203)	1.73
Forfeited	(19,440)	1.73
Non-vested at September 30, 2013	-	$ -

Note 6. Fair Value Measurements

As required by FASB ASC Topic 820, the Company must record fair value adjustments to certain assets and liabilities required to be measured at fair value and to determine fair value disclosures. Topic 820 clarifies that fair value of certain assets and liabilities is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

ASC 820-10-35 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. The three levels of the fair value hierarchy based on these two types of inputs are as follows:

Level 1:	Valuation is based on quoted prices in active markets for identical assets and liabilities.

Level 2:

Valuation is based on observable inputs including quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in less active markets, and model-based valuation techniques for which significant assumptions can be derived primarily from or corroborated by observable data in the market.

Level 3:	Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.

The following describes the valuation techniques used by us to measure certain financial assets and liabilities recorded at fair value on a recurring basis in the financial statements:

Securities available for sale: Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or substantially similar securities by using pricing models that consider observable market data (Level 2). The Company uses an independent valuation firm that specializes in valuing debt securities (Level 3).  The independent firm evaluates all relevant credit and structural aspects of each debt security, determining appropriate performance assumptions and performing discounted cash flow analysis.  The following topics are covered in their evaluation:

●	Detailed credit and structural evaluation for each piece of collateral in the debt security;
●	Collateral performance projections for each piece of collateral in the debt security;
●	Terms of the debt security structure; and
●	Discounted cash flow modeling.

The following tables present the balances of our financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2013 (unaudited) and December 31, 2012:

(Dollars in 000’s)		Fair Value Measurements at September 30, 2013 Using
Description	Balance as of September 30, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
U.S. Treasury securities	$1,848	$ 1,848	$-	$ -
U.S. government agencies and corporations	30,729	23,339	7,390	-
Bank eligible preferred and equities	2,002	2,002	-	-
Mortgage-backed securities	69,109	20,488	48,621	-
Corporate and other debt	7,427	7,427	-	-
States and political subdivisions	8,801	2,761	6,040	-

(Dollars in 000’s)		Fair Value Measurements at December 31, 2012 Using
Description	Balance as of December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
U.S. Treasury securities	$7,169	$ -	$7,169	$ -
U.S. government agencies and corporations	59,535	-	59,535	-
Bank eligible preferred and equities	2,140	-	2,140	-
Mortgage-backed securities	59,795	-	59,795	-
Corporate and other debt	6,548	-	4,318	2,230
States and political subdivisions	10,491	-	10,491	-

The table below presents reconciliation and statement of operations classification of gains and losses for all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the nine months ended September 30, 2013 (unaudited):

(Dollars in 000’s)	Available for Sale Securities
Balance, December 31, 2012	$ 2,230
Total realized and unrealized gains (losses):
Included in earnings	-
Included in other comprehensive income	-
Purchases, sales, issuances and settlements, net	-
Transfers in (out) of Level 3	(2,230)
Balance, September 30, 2013	$-

Certain assets are measured at fair value on a nonrecurring basis in accordance with GAAP. Adjustments to the fair value of these assets usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets.

The following describes the valuation techniques used by the Company to measure certain assets recorded at fair value on a nonrecurring basis in the financial statements:

Other real estate owned: Assets acquired through, or in lieu of, loan foreclosure are held-for-sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, (Level 2) valuations are periodically performed by Management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation are included in net expenses from foreclosed assets. Level 2 or Level 3 for other real estate owned is determined in a manner similar to that described below for impaired loans.

Impaired loans: Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Fair value is measured based on the value of the collateral securing the loans. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The fair value of real estate collateral is considered Level 2 if it is determined utilizing a market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of the Company using observable market data. Additionally, fair value of a loan is Level 2 if the value of business equipment is based upon an outside appraisal if deemed significant, or the net book value on the applicable business’ financial statements if not considered significant using observable market data. Fair value of real estate collateral is considered Level 3 if the collateral is a house or building in the process of construction; if the appraised value is discounted or uses an income approach; or if an internal valuation using current market data is considered. Likewise, discounted cash flows of a business’s operations or values for inventory and accounts receivables collateral that are based on financial statement balances or aging reports are considered Level 3. Impaired loans allocated to the allowance for loan losses are measured at fair value on a nonrecurring basis. Any fair value adjustments are recorded in the period incurred as provision for loan losses on the Consolidated Statements of Operations.

The following table summarizes the Company’s assets that were measured at fair value on a nonrecurring basis during the period.

(Dollars in 000’s)		Fair Value Measurements at September 30, 2013 (unaudited) Using
Description	Balance as of September 30, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans, net of valuation allowance	$7,261	$ -	$-	$7,261
Other real estate owned	$895	$ -	$ -	$895

(Dollars in 000’s)		Fair Value Measurements at December 31, 2012 Using
Description	Balance as of December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans net of valuation allowance	$ 7,549	$ -	$ -	$ 7,549
Other real estate owned	$ 4,793	$ -	$ -	$ 4,793

The following table displays quantitative information about Level 3 Fair Value Measurements for September 30, 2013 (unaudited):

(Dollars in 000’s)		Quantitative Information about Level 3 Fair Value Measurements for September 30, 2013
Description	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)
Impaired loans – real estate:
Impaired loans – real estate construction	$320	Discounted appraised value	Selling cost	10% (10%)
Impaired loans – real estate residential	$948	Discounted appraised value	Selling cost	5% - 12% (7%)
Impaired loans – real estate commercial	$684	Discounted appraised value	Selling cost	10% (10%)
Impaired loans – real estate construction	$218	Internal valuation	(1)
Impaired loans – real estate commercial	$655	Internal valuation	(1)
Impaired loans – real estate commercial	$2,455	Discounted cash flow	Discount rate	5.3% - 6.9% (6%)
Impaired loans – commercial:
Impaired loans – commercial	$211	Internal valuation	(1)
Impaired loans – commercial	$1,769	Discounted cash flow	Discount rate	7.2% - 7.9% (7%)
Impaired loans – installment:	$1	Internal valuation	(1)
Other real estate owned	$895	Discounted appraised value	Discount for lack of marketability	12% - 35% (18%)

(1) Internal valuations unobservable inputs are not available as the estimates of fair value are based on data such as tax assessments, internal estimates on sale of equipment of property by third party vendors, and financial support of the loans by the guarantors. Loans that are valued based on tax assessments may contain a discount related to the cost of sale ranging from 5%-10%. In some instances, loans may also contain a discount for lack of marketability of 1-16%.

ASC 820-10-50 “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument.

The following methods and assumptions were used by the Company and subsidiary in estimating the fair value of financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate their fair values.

Investment securities (including mortgage-backed securities): Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable or substantially similar instruments.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are determined using estimated future cash flows, discounted at the interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

Accrued interest receivable and accrued interest payable: The carrying amounts of accrued interest receivable and accrued interest payable approximate their fair values.

Deposit liabilities: The fair values of demand deposits equal their carrying amounts which represents the amount payable on demand. The carrying amounts for variable-rate fixed-term money market accounts approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected maturities on time deposits.

Federal funds purchased and securities sold under repurchase agreements: The carrying amounts for federal funds purchased and securities sold under repurchase agreements approximate their fair values.

FHLB borrowings: The fair value of FHLB borrowings is estimated by discounting its future cash flows using net rates offered for similar borrowings.

Capital trust preferred securities: The fair values for capital trust preferred securities are determined using estimated future cash flows, discounted at the interest rates currently being offered on similar products. In that regard, together with other factors related to current market conditions, the derived fair value estimates cannot be substantiated by comparison to independent markets and may not be realized in an immediate settlement of the securities.

The following is a summary of the carrying amounts and estimated fair values of our financial assets and liabilities at September 30, 2013 (unaudited) and December 31, 2012:

	Fair Value Measurements at September 30, 2013 using
Dollars in 000’s	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance

Financial assets:
Cash and due from banks	$9,642	$9,642	$-	$-	$9,642
Federal funds sold	50,133	50,133	-	-	50,133
Securities available for sale	119,916	57,865	62,051	-	119,916
Loans, net	164,814			163,895	163,895
Accrued interest receivable	1,020	-	1,020	-	1,020
Bank owned life insurance	11,263	-	11,263	-	11,263

Financial liabilities:
Demand and variable rate deposits	187,879	-	187,879	-	187,879
Certificates of deposit	125,832	-	-	126,506	126,506
FHLB borrowings	40,000	-	42,085	-	42,085
Capital trust preferred securities	5,155	-	-	4,439	4,439
Accrued interest payable	911	-	911	-	911

	Fair Value Measurements at December 31, 2012 using
Dollars in 000’s	Carrying Value	Quoted Prices in Active Markets for Identical Asset (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance

Financial assets:
Cash and due from banks	$8,341	$8,341	$-	$-	$8,341
Federal funds sold	13,831	13,831	-	-	13,831
Securities available for sale	145,678	-	143,448	2,230	145,678
Securities held to maturity	1,355	-	1,355	-	1,355
Loans, net	187,501		-	187,114	187,114
Accrued interest receivable	1,435	-	1,435	-	1,435
Bank owned life insurance	10,996	-	10,996	-	10,996

Financial liabilities:
Demand and variable rate deposits	186,860	-	186,860	-	186,860
Certificates of deposit	137,075	-	-	138,797	138,797
FHLB borrowings	40,000	-	43,137	-	43,137
Capital trust preferred Securities	5,155	-	-	2,040	2,040
Accrued interest payable	796	-	796	-	796

At September 30, 2013 and December 31, 2012, the Company had outstanding standby letters of credit and commitments to extend credit. These off-balance sheet financial instruments are generally exercisable at the market rate prevailing at the date the underlying transaction will be completed, and, therefore, they were deemed to have an immaterial affect on the current fair market value.

Note 7. Income Taxes

The Company incurred a net loss of $1.7 million and $2.4 million for the three and nine months ended September 30, 2013, respectively. The Company incurred net income of $185 thousand and $694 thousand for the three and nine months ended September 30, 2012, respectively. The Company had no income tax expense for the three and nine months 2013 and 2012. Due to significant losses, the Company was unable to ascertain it would generate sufficient net income in the near term to realize its net deferred tax assets, and therefore, established a 100% deferred tax valuation allowance during 2010.

Note 8. Other Operating Expenses

The following table summarizes the details of other operating expenses for the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in 000’s)	2013	2012	2013	2012
Advertising and public relations	$ 8	$12	$48	$39
Taxes and licenses	17	19	52	61
Legal and professional fees	139	113	325	342
Consulting fees	165	99	459	319
Outsourced data processing fees	262	135	551	416
Merger expenses	219	-	497	-
Other	989	614	2,129	1,745
Total other operating expenses	$1,799	$992	$4,061	$2,922

Note 9. Deferral of Dividends on Preferred Stock and Deferral of Interest on Capital Trust Preferred Securities

On February 12, 2010, the Company notified the U.S. Department of the Treasury that the Board of Directors of the Company determined that the payment of the quarterly cash dividend of $142 thousand due during the first quarter of 2010, and subsequent quarterly payments on the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, should be deferred. The total arrearage on such preferred stock, including interest on the unpaid dividends as of September 30, 2013 was approximately $2.3 million.

On March 4, 2010 the Company notified U.S. Bank, National Association that pursuant to Section 2.11 of the Indenture dated December 17, 2003 among Central Virginia Bankshares, Inc. as Issuer and U.S. Bank, National Association, as Trustee for the $5,155,000 Floating Rate Junior Subordinated Deferrable Interest Debentures due 2033, (CUSIP 155793AA0), the Board of Directors of Central Virginia Bankshares, Inc. determined to defer the regular quarterly Interest Payments on such Debentures, beginning March 31, 2010. As of September 30, 2013 the total arrearage on such interest payments is $665 thousand and is included in accrued interest payable in the consolidated financial statements.

Note 10. Regulatory Matters

Over the past six years, the Company’s capital position has been negatively impacted by deteriorating economic conditions that in turn caused losses in its investment and loan portfolios. As a result of a 2009 examination by the Virginia Bureau of Financial Institutions and the Federal Reserve Bank of Richmond, the Company entered into a written agreement with the Bureau of Financial Institutions and the Federal Reserve. The written agreement requires the Company to develop a plan to significantly exceed the capital level required to be classified as “well capitalized.” It also provides that the Company shall:

●	submit written plans to the Bureau of Financial Institutions and the Federal Reserve to strengthen corporate governance and board and management structure;

●	strengthen board oversight of the management and operations of the Company;

●	strengthen credit risk management and administration;

●	establish ongoing independent review and grading of the Company’s loan portfolio; enhance internal audit processes;

●	improve asset quality;

●	review and revise our methodology for determining the allowance for loan and lease losses (“ALLL”) and maintain an adequate ALLL;

●	maintain sufficient capital;

●	establish a revised contingency funding plan;

●	establish a revised investment policy; and

●	improve the Company’s earnings and overall condition.

The written agreement also restricts the payment of dividends and any payments on trust preferred securities or subordinated debt, and any reduction in capital or the purchase or redemption of stock without the prior approval of the Bureau of Financial Institutions and the Federal Reserve.

The Company has submitted plans to significantly exceed the capital level required to be classified as “well capitalized”, improve corporate governance, strengthen board oversight of management and operations, strengthen credit risk management and administration, and improve asset quality. The Company continues to address the requirements of the written agreement, and with the recent acquisition of the Company by C&F Financial Corporation as described in Note 11-Subsequent Event, the Company is in compliance with all requirements of the written agreement.

Note 11. Subsequent Event

On October 1, 2013, C&F Financial Corporation completed the previously announced acquisition of Central Virginia Bankshares, Inc. Pursuant to the Agreement and Plan of Merger dated June 10, 2013, our shareholders received $0.32 for each share of CVB common stock they owned, or approximately $846 thousand in the aggregate. In addition, C&F Financial Corporation purchased from the U.S. Treasury for $3.35 million all of our preferred stock and warrants issued to the U.S. Treasury under the Capital Purchase Program, including accrued and unpaid dividends on the preferred stock.